Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 30, 2025, by and among Carlyle Credit Income Fund, a Delaware statutory trust (the “Fund”), each purchaser identified on Appendix A hereto (each, a “Purchaser” and collectively the “Purchasers”), and the investment adviser identified on Appendix A hereto (the “Adviser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Fund desires to issue, and each Purchaser, severally and not jointly, desires to purchase shares of the Fund’s 7.25% Series E Convertible Preferred Shares, liquidation preference $1,000.00 per share (the “Convertible Preferred Shares”), a series of the Fund’s preferred shares of beneficial interest (the “Preferred Shares”), upon the terms and conditions as more particularly provided herein; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Fund and each Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE; CLOSING

1.1 Purchase and Sale of the Shares. At the Closing (as defined in Section 1.2), the Fund shall sell to each Purchaser, and each Purchaser, severally and not jointly, shall buy from the Fund, upon the terms and conditions hereinafter set forth, the number of Convertible Preferred Shares as specified on Appendix A to this Agreement (all such Convertible Preferred Shares, the “Shares”), and at the purchase price of $930.00 per Share.

1.2 The Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at 10:00 a.m. (Eastern time), on October 30, 2025 (the “Closing Date”) at the offices of the Fund, or at such other time, date and location as the parties shall mutually agree. At the Closing, (a) the purchase price for the Shares being purchased by each Purchaser (the “Purchase Price”) shall be delivered by or on behalf of such Purchaser to the Fund as more particularly provided in Section 1.3 and (b) the Fund shall cause Equiniti Trust Company, LLC, the Fund’s transfer agent (the “Transfer Agent”), to deliver to each Purchaser the number of Shares as specified on Appendix A to this Agreement and as more particularly provided in Section 1.4.

1.3 Delivery of the Purchase Price. At the Closing, each Purchaser shall remit by wire transfer the amount of funds equal to the Purchase Price with respect to the Shares being purchased by it to the account designated by the Fund on Appendix B hereto.

1.4 Delivery of the Shares. On the Closing Date, the Transfer Agent shall update the share register for the Convertible Preferred Shares to reflect the names and addresses of each Purchaser and the number of shares of Convertible Preferred Shares held by each Purchaser.

1.5 Conditions to the Fund’s Obligations. The Fund’s obligation to sell and issue the Shares to each Purchaser will be subject to the receipt by the Fund of the respective Purchase Price from such Purchaser as set forth in Section 1.3 and the accuracy of the representations and warranties made by such Purchaser and the fulfillment of those undertakings of such Purchaser to be fulfilled prior to the Closing Date.

1.6 Conditions to Purchaser’s Obligations. Each Purchaser’s obligation to purchase the respective Shares to be purchased by it hereunder is subject to the fulfillment to each such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

(a) The representations and warranties of the Fund in this Agreement shall be correct when made and at the Closing.

(b) The Fund shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

(c) The Fund shall have delivered to each such Purchaser an officer’s certificate from a senior officer of the Fund, dated the Closing Date, certifying that the conditions specified in Sections 1.6(a) and 1.6(b) have been fulfilled.

(d) The Fund shall have delivered to each such Purchaser a certificate of its Secretary, dated the Closing Date, certifying as to (i) the resolutions attached thereto and other trust proceedings relating to the authorization, issuance and sale of the Shares and the authorization, execution and delivery of this Agreement and (ii) the Fund’s organizational documents as then in effect.

(e) Such Purchaser shall have received an opinion, dated as of the Closing Date, from Richards, Layton & Finger, P.A., special counsel for the Fund, as to the validity of the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Purchaser Representations and Warranties. In connection with the purchase and sale of the Shares, each Purchaser represents and warrants, severally and not jointly, to the Fund that:

(a) Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws and such Purchaser is acquiring the Shares as principal for its own account and not with a view to or for the purpose of distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

(b) Each Purchaser severally represents that it (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (b) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment and made such informed decision to so invest, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the purchase of the Shares, including a lack of liquidity, pricing availability and risks associated with the industry in which the Fund operates, (e) has had the opportunity to review the Disclosure Document (as defined below) and such other disclosure regarding the Fund, its business and its financial condition as such Purchaser has determined to be necessary or relevant in connection with the purchase of the Shares, and has carefully reviewed such disclosure and (f) has had a full opportunity to ask such questions and make such inquiries concerning the Fund, its business and its financial condition as such Purchaser has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

(c) Such Purchaser (or its agent, on its behalf) has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Purchaser and this Agreement constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

(d) Such Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(e) Such Purchaser is not (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union, the United Kingdom, or the United Nations or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and such Purchaser will not knowingly use funds from any payment made pursuant to the terms of the Shares, or lend, contribute or otherwise make available such funds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

2.2 Fund Representations and Warranties. In connection with the purchase and sale of the Shares, the Fund represents and warrants to each Purchaser that:

(a) The Fund (i) has been duly formed and has legal existence as a statutory trust and is in good standing under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business as currently conducted; (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the Fund.

(b) The Fund has full power and authority to enter into this Agreement and to perform all of the terms and provisions hereof to be carried out by it. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund. Assuming due authorization, execution and delivery by the other parties thereto, this Agreement constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws.

(c) The Shares to be issued and delivered to and paid for by the Purchasers in accordance with this Agreement have been duly authorized and when issued and delivered to the Purchasers against payment therefor as provided by this Agreement will have been validly issued and will be fully paid and nonassessable.

(d) The Fund’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2024, as filed with the SEC on November 20, 2024, and the Fund’s Semi-Annual Report on Form N-CSRS for the six-month period ended March 31, 2025, as filed with the SEC on May 20, 2025 (collectively, the “Disclosure Document”), do not contain any untrue statement of a material fact, except to the extent updated or corrected in a subsequent filing by the Fund with the SEC since September 30, 2024 or March 31, 2025, respectively. The SEC Reports fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in the Disclosure Document, since October 1, 2023, there has been no material adverse change in the condition (financial or otherwise), business prospects, management, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business (other than changes resulting from changes in securities markets generally).

(e) The financial statements, including the statement of assets and liabilities, together with any related notes or schedules thereto, included in the Disclosure Document present fairly the financial position of the Fund as of the dates and for the periods indicated and such statements were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis.

(f) None of (i) the execution and delivery by the Fund of this Agreement, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Agreement and (iii) the performance by the Fund of its obligations under this Agreement (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the declaration of trust (as amended and restated from time to time), the supplements to the amended and restated declaration of trust dated October 24, 2023, August 27, 2024, January 31, 2025 and October 30, 2025, the bylaws or similar organizational documents of the Fund, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, except which breach, violation, default, lien, charge or encumbrance would not have a material adverse effect on the Fund, or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund’s properties, except which violation would not have a material adverse effect on the Fund.

(g) No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in this Agreement, except such as (i) may be required and have been obtained under the Securities Act, the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) which failure to obtain would not have a material adverse effect on the Fund.

(h) Except as otherwise disclosed by the Fund to the Purchasers, there is no action, suit, claim, inquiry, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the knowledge of the Fund, threatened against the Fund, except which would not have a material adverse effect on the Fund.

(i) The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2011, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund after reasonable inquiry, threatened.

(j) The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and has qualified and intends to continue to operate in compliance with the requirements to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(k) Neither the Fund, nor to the knowledge of the Fund, after reasonable inquiry, any trustee, officer, agent, employee or affiliate of the Fund is (i) currently subject to any sanctions administered by OFAC, the European Union, the United Kingdom, or the United Nations or any other relevant sanctions authority or (ii) located, organized or resident in a country or territory that is subject to sanctions by OFAC or any other relevant sanctions authority; and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

(l) The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company. The provisions of the Fund’s declaration of trust (as amended and restated from time to time), the supplement thereto relating to the 8.75% Series A Preferred Shares, the supplement thereto relating to the 7.125% Series B Convertible Preferred Shares, the supplement thereto relating to the 7.50% Series C Convertible Preferred Shares, the supplement thereto relating to the 7.375% Series D Preferred Shares, and the Fund’s bylaws comply in all material respects with the requirements of the Investment Company Act.

(m) Private Placement of Shares.

(i) Neither the Fund nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act.

(ii) None of the Fund or any of its affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf has solicited offers for, or offered or sold, the Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(iii) Neither the Fund nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. Assuming the accuracy of the representations and warranties of the Purchasers contained herein, it is not necessary, in connection with the issuance and sale of the Shares to the Purchasers to register the Shares under the Securities Act.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1 Restrictions on Transfer. For so long as the Convertible Preferred Shares are outstanding, the Adviser and any successor investment adviser responsible for managing an investment in the Shares, shall not and shall not cause any Purchaser to, or in the event that no investment adviser is responsible for managing the Shares, each Purchaser shall not, sell, offer, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, otherwise transfer or dispose of or enter into any swap or other agreement, arrangement, hedge or transaction that transfers into another, in whole or in part, directly or indirectly, and of the economic consequences of ownership of any Convertible Preferred Shares or shares of any other series of Convertible Preferred Shares that the Purchasers hold; provided that the foregoing shall in no way restrict (i) the redemption of Convertible Preferred Shares by the Fund pursuant to the Fund’s declaration of trust (as amended and restated from time to time) and the supplements thereto related to only such Convertible Preferred Shares or (ii) the exercise of the option to convert the Shares into common shares of beneficial interest of the Fund (“Common Shares”) pursuant to the terms of the Statement of Preferences.

3.2 Voting.

(a) Each Purchaser hereby grants to the Fund an irrevocable proxy (the “Purchaser Proxy”) to vote at any annual or special meeting of shareholders of the Fund all of the Shares which the Purchaser is entitled to vote as of the record date for the applicable annual or special meeting of shareholders of the Fund in the same proportion as the vote of all other holders of Preferred Shares of the Fund.

(b) The Adviser hereby grants to the Fund an irrevocable proxy (the “Adviser Proxy”, and together with the Purchaser Proxy, the “Proxies”) to vote at any annual or special meeting of shareholders of the Fund all other Shares held by the Adviser and any person controlled by any parent company of the Adviser, or any other investment vehicles or accounts sponsored or managed by the Adviser or any person controlled by any parent company of the Adviser, or which the Adviser or any person controlled by any parent company of the Adviser otherwise has or shares the power to vote, or to direct the voting of, as of the record date for the applicable annual or special meeting of shareholders of the Fund (together with the Shares which any Purchaser is entitled to vote, the “Adviser Shares”), in the same proportion as the vote of all other holders of Preferred Shares of the Fund.

(c) The Proxies shall run with any conversion of the Shares.

(d) In the event any Purchaser and the Adviser sell Common Shares received upon the conversion of the Shares (i) to a purchaser and its affiliates in an aggregate amount equal to 3.00% or more of the Fund’s outstanding Common Shares in a directly negotiated transaction or series of transactions (as opposed to open market sales made without knowledge of the purchaser), or (ii) to affiliates of the Purchasers or Adviser, the Purchasers and Adviser shall notify the Fund in advance of the sale and coordinate the execution of an irrevocable proxy related to the Common Shares by the purchaser or purchasers.

(e) Notwithstanding the foregoing during any period in which the dividends on the Adviser Shares are in arrears for a period of two (2) years, the Proxies shall be revoked.

3.3 Tax Information. Upon request, each Purchaser shall deliver to the Fund a properly completed and executed IRS Form W-9 and shall update or replace such form from time to time upon any subsequent obsolescence, inaccuracy, or other invalidity thereof.

3.4 Listing of Common Stock. The Fund covenants and agrees that the Fund shall list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares issuable upon conversion of the Shares.

ARTICLE IV

GENERAL PROVISIONS

4.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Fund and each Purchaser hereby will survive the execution of this Agreement, the delivery to such Purchaser of the Shares and the payment by such Purchaser of the Purchase Price therefor for a period of one year.

4.2 Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements, written or oral, with respect thereto.

4.3 Amendment and Waiver. The provisions of this Agreement may be amended only with the prior written consent of the Fund and each Purchaser. The failure of any party to insist upon strict adherence to any one or more of the covenants and restrictions in this Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive such party of the right to require strict compliance thereafter with the same. All waivers must be in writing and signed by the waiving party.

4.4 Expenses. The Fund will pay all expenses, including attorneys’ fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement, including the reasonable, documented out-of-pocket fees, costs and expenses of the Purchasers.

4.5 Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of each other party, except that the Shares may be transferred by each Purchaser without the consent of the Fund.

4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.9 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision. The construction of this Agreement shall not be affected by which party drafted this Agreement.

4.10 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

4.11 Further Assurances. In connection with this Agreement and the transactions contemplated herein, the parties to this Agreement shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

CARLYLE CREDIT INCOME FUND

By:	/s/ Nishil Mehta
Name:	Nishil Mehta
Title:	Principal Executive Officer

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first written above.

ADVISER:

EAGLE POINT CREDIT MANAGEMENT LLC
(solely with respect to Sections 3.1 and 3.2)

By:	/s/ Taylor Pine
Name: Taylor Pine
Title: Principal

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APPENDIX A

[Reserved]

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